Portfolio Recovery Associates Reports First Quarter 2010 Results

EPS Totals $0.91 in Quarter as Net Income Grows 47% to Record $14.8 Million; Revenue up 22% to Record $83.4 Million as Cash Collections Rise 33% to $119.2 Million; Portfolio Acquisitions Total $102.6 Million

NORFOLK, VA -- (Marketwire - April 27, 2010) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of receivables management and payments processing services, today reported record net income of $14.8 million, or $0.91 per diluted share, for the quarter ended March 31, 2010.

The Company's first-quarter 2010 profit represents a 47% increase from net income of $10.1 million, or $0.66 per diluted share, in the same period a year earlier.

Total revenue in the first quarter of 2010 was up 22% from the year-earlier period to a record $83.4 million. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus fee income earned from its fee-for-service businesses. During the first quarter of 2010, the Company applied 43.0% of cash collections to reduce the carrying basis of its owned debt portfolios, compared with 42.9% in the first quarter of 2009. The first quarter 2010 amortization rate included a $6.9 million net allowance charge, equivalent to approximately $4.2 million after tax, or 26 cents per diluted share, against certain pools of finance receivables accounts. During the first quarter of 2010, the Company recorded ongoing non-cash equity-based compensation expense of $880,000, equivalent to approximately $536,000 after tax, or 3 cents per diluted share.

"Portfolio Recovery Associates began 2010 with strong financial performances across the board, highlighted by record first-quarter cash collections, cash receipts, revenue, net income and EPS. In addition, the Company took several important steps to build for the future, demonstrating the long-term focus we have always advocated. These efforts include $102.6 million in first-quarter portfolio acquisitions, our March purchase of a controlling interest in Claims Compensation Bureau, or CCB, and a successful offering of common stock in February that raised $72.0 million," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  Cash collections rose 33% to a record $119.2 million in the first quarter of 2010, up from $89.9 million in the year-ago period.
    Call center and other collections increased 12%, external legal collections increased 3%, internal legal collections grew 203%, and purchased bankruptcy collections gained 88% when compared with the year-earlier period.

The table below displays our cash collections by source, by quarter for the past five quarters:

Cash Collection Source ($ in
 thousands)                    Q12010   Q42009   Q32009   Q22009   Q12009
                               -------- -------- -------- -------- --------
Call Center & Other
 Collections                   $ 56,987 $ 45,365 $ 48,590 $ 50,052 $ 50,914
External Legal Collections       18,276   15,496   15,330   16,527   17,790
Internal Legal Collections       10,713    7,570    6,196    4,263    3,539
Purchased Bankruptcy             33,219   26,855   22,251   19,637   17,628

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at a record
    $182.02 for the first quarter of 2010 vs. $145.44 for all of 2009.
    Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $134.70 for first quarter of 2010, compared with $113.42 for all of 2009.  Excluding trustee remittances on purchased bankrupt accounts and external legal collections, the comparison is $106.40 for the first quarter of 2010 and $87.13 for all of 2009.

--  Revenue was a record $83.4 million in the first quarter, up 22% when compared with the same period a year ago.  This was driven by record cash receipts of $134.6 million, up 26.1% from $106.8 million a year earlier. Cash receipts are comprised of both cash collections and revenue from the Company's fee-based businesses.

--  The Company's net allowance charge totaled $6.9 million in the first quarter. The table below displays net allowance charges incurred by quarter, by buying period since 2005 as well as purchases of charged-off consumer debt, net of buybacks:

($ in thousands)
                ---------------------------------------------------
Allowance Period                 Purchase Period
                 1996-
                 2000     2001    2002     2003     2004     2005
                ------- -------  ------- -------  -------  --------
Q1 05           $     - $     -  $     - $     -  $     -  $      -
Q2 05                 -       -        -       -        -         -
Q3 05                 -       -        -       -        -         -
Q4 05                 -     200        -       -        -         -
Q1 06                 -       -        -       -        -       175
Q2 06                 -      75        -       -        -       125
Q3 06                 -     200        -       -        -        75
Q4 06                 -       -        -       -        -       450
Q1 07                 -    (245)       -       -        -       610
Q2 07                 -      70        -      20        -         -
Q3 07                 -      50        -     150      320       660
Q4 07                 -       -        -     190      150       615
Q1 08                 -       -        -     120      650       910
Q2 08                 -    (140)       -     400      720         -
Q3 08                 -     (30)       -     (60)      60       325
Q4 08                 -     (75)       -    (325)    (140)    1,805
Q1 09                 -    (105)       -    (120)      35     1,150
Q2 09                 -       -        -    (230)    (220)      495
Q3 09                 -       -        -     (25)    (190)    1,170
Q4 09                 -       -        -    (120)       -     1,375
Q1 10                 -       -        -       -        -     2,795
                ------- -------  ------- -------  -------  --------
Total           $     - $     -  $     - $     -  $ 1,385  $ 12,735
                ======= =======  ======= =======  =======  ========
Portfolio
 Purchases, net $65,772 $33,481  $42,325 $61,448  $59,179  $142,172
                ======= =======  ======= =======  =======  ========

($ in thousands)
                ----------------------------------------------
                               Purchase Period
                                             2009-
                  2006     2007     2008     2010      Total
                -------- -------- -------- -------- ----------
Q1 05           $      - $      - $      - $      - $        -
Q2 05                  -        -        -        - $        -
Q3 05                  -        -        -        - $        -
Q4 05                  -        -        -        - $      200
Q1 06                  -        -        -        - $      175
Q2 06                  -        -        -        - $      200
Q3 06                  -        -        -        - $      275
Q4 06                  -        -        -        - $      450
Q1 07                  -        -        -        - $      365
Q2 07                  -        -        -        - $       90
Q3 07                  -        -        -        - $    1,180
Q4 07                340        -        -        - $    1,295
Q1 08              1,105        -        -        - $    2,785
Q2 08              2,330      650        -        - $    3,960
Q3 08              1,135    2,350        -        - $    3,780
Q4 08              2,600    4,380      620        - $    8,865
Q1 09                910    2,300    2,050        - $    6,220
Q2 09                765      685    2,425        - $    3,920
Q3 09              1,965      340    4,750        - $    8,010
Q4 09              1,220      110    6,900        - $    9,485
Q1 10              1,175    2,900        -        - $    6,870
                -------- -------- -------- -------- ----------
Total           $ 13,545 $ 13,715 $ 16,745 $      - $   58,125
                ======== ======== ======== ======== ==========
Portfolio
 Purchases, net $107,731 $258,341 $275,189 $386,153 $1,431,791
                ======== ======== ======== ======== ==========

--  The Company purchased $1.9 billion of face-value debt during the first quarter of 2010 for $102.6 million.  This debt was acquired in 84 portfolios from 8 different sellers.

--  The Company's fee-for-service businesses generated revenue of
    $15.4 million in the first quarter of 2010, down 8.9% from
    $16.9 million in the same period a year ago.  These businesses accounted for 18.5% of the Company's overall revenue in the first quarter of 2010, down from 24.8% in Q1 2009.

--  The Company's cash balances were $23.0 million as of March 31, 2010.
    During the first quarter, the Company made net repayments of
    $23.0 million on its line of credit, leaving it with $296.3 million in outstanding borrowings at quarter's end.  Remaining borrowing availability under the line was $68.7 million at March 31, 2010.

--  In March, the Company announced it had acquired a controlling interest in substantially all of the assets of Claims Compensation Bureau, or CCB, a company that specializes in recovering funds and processing payments that are due under class action activities.

--  The Company announced in March that John Fain and John Fuller had been named to its Board of Directors effective March 1, 2010.

--  In February, the Company announced it had closed its previously announced public offering of 1.25 million newly issued shares of common stock with its underwriters exercising their option to purchase an additional 187,500 shares.

"The first quarter of 2010 was a strong one for Portfolio Recovery Associates, driven in large part by the efficiency of our collection operations and the investments we have made in the Company's future. Our core measure of productivity, recoveries per hour paid, finished the first quarter at $182.02, which is by far the best collections performance we have ever seen. This strength allowed us to overcome a sizeable allowance charge and an economy still suffering the after-effects of our recent recession. We were, of course, also the beneficiaries of the typical seasonal strength we see in the first quarter as well as a shift in our collection mix to bankrupt accounts," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

Conference Call Information

The Company will hold a conference call with investors tonight, Tuesday, April 27, 2010, at 5:30 p.m. EDT to discuss its first-quarter results. Investors can access the call live by dialing 888-713-4217 for domestic callers or 617-213-4869 for international callers using the pass code 96053534.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 51431020. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates' business revolves around the detection, collection, and processing of both unpaid and normal-course receivables originally owed to credit grantors, governments, retailers and others. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides fee-based services, including collateral-location services for credit originators via its IGS subsidiary, revenue administration, audit and debt discovery/recovery services for government entities through both its RDS and MuniServices businesses and class action claims recovery services and related payment processing through its CCB subsidiary.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                                      Three       Three
                                                      Months      Months
                                                      Ended       Ended
                                                    March 31,   March 31,
                                                       2010        2009
                                                    ----------  ----------
Revenues:
 Income recognized on finance receivables, net      $   67,951  $   51,276
 Fee income                                             15,427      16,927
                                                    ----------  ----------

    Total revenues                                      83,378      68,203

Operating expenses:
   Compensation and employee services                   29,642      26,663
   Legal and agency fees and costs                      13,338      12,118
   Outside fees and services                             2,829       2,111
   Communications                                        5,058       3,472
   Rent and occupancy                                    1,252       1,082
   Other operating expenses                              2,274       1,988
   Depreciation and amortization                         2,550       2,275
                                                    ----------  ----------

      Total operating expenses                          56,943      49,709
                                                    ----------  ----------

        Income from operations                          26,435      18,494

Other income and (expense):
 Interest income                                            36           3
 Interest expense                                       (2,180)     (1,978)
                                                    ----------  ----------

        Income before income taxes                      24,291      16,519

        Provision for income taxes                       9,486       6,447
                                                    ----------  ----------

        Net income                                  $   14,805  $   10,072
                                                    ==========  ==========

         Less net income attributable to
          Noncontrolling interest                           (5)          -
                                                    ----------  ----------

        Net income attributable to Portfolio
         Recovery Associates, Inc.                  $   14,800  $   10,072
                                                    ==========  ==========

Net income per common share attributable to
 Portfolio Recovery Associates, Inc.:
  Basic                                             $     0.91  $     0.66
  Diluted                                           $     0.91  $     0.66
Weighted average number of shares outstanding:
  Basic                                                 16,191      15,334
  Diluted                                               16,203      15,367

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                                   March 31,   December 31,
ASSETS                                                2010         2009
                                                  -----------  -----------
Cash and cash equivalents                         $    23,006  $    20,265
Finance receivables, net                              742,484      693,462
Accounts receivable, net                                8,752        9,169
Income taxes receivable                                 1,439        4,460
Property and equipment, net                            21,925       21,864
Goodwill                                               49,053       29,299
Intangible assets, net                                 30,018       10,756
Other assets                                            5,773        5,158
                                                  -----------  -----------

     Total assets                                 $   882,450  $   794,433
                                                  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Accounts payable and accrued liabilities         $    20,450  $    20,948
 Deferred tax liability                               126,234      117,206
 Line of credit                                       296,300      319,300
 Long term debt                                         1,334        1,499
                                                  -----------  -----------

    Total liabilities                                 444,318      458,953
                                                  -----------  -----------

Stockholders' equity:
 Portfolio Recovery Associates, Inc.
  stockholders' equity:
   Preferred stock, par value $0.01, authorized
    shares, 2,000, issued and outstanding
    shares - 0                                              -            -
   Common stock, par value $0.01, authorized
    shares, 30,000, 17,041 issued and 16,959 outstanding
    shares at March 31, 2010, and 15,596 issued and
    15,514 outstanding shares at December 31, 2009        170          155
   Additional paid-in capital                         154,975       82,400
   Retained earnings                                  268,153      253,353
   Accumulated other comprehensive loss, net of
    taxes                                                (494)        (428)
                                                  -----------  -----------
     Total Portfolio Recovery Associates, Inc.'s
      stockholders' equity                            422,804      335,480
                                                  ===========  ===========
 Noncontrolling Interest                               15,328            -
                                                  -----------  -----------
   Total stockholders' equity                         438,132      335,480
                                                  -----------  -----------

     Total liabilities and stockholders' equity   $   882,450  $   794,433
                                                  ===========  ===========

                    Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Cash Flows
                              (in thousands)

                                                      Three       Three
                                                      Months      Months
                                                      Ended       Ended
                                                    March 31,   March 31,
                                                       2010        2009
                                                    ----------  ----------
Cash flows from operating activities:
   Net income                                       $   14,805  $   10,072
   Adjustments to reconcile net income to net cash
    provided by operating activities:
         Amortization of share-based compensation          880       1,998
         Depreciation and amortization                   2,550       2,275
         Deferred tax expense                            9,070       6,189
         Changes in operating assets and
          liabilities:
            Other assets                                  (613)       (459)
            Accounts receivable                            417        (339)
            Accounts payable and accrued
             liabilities                                (2,606)     (3,740)
            Income taxes receivable                      3,021         298
                                                    ----------  ----------

         Net cash provided by operating activities      27,524      16,294
                                                    ----------  ----------

Cash flows from investing activities:
 Purchases of property and equipment                    (1,706)       (829)
 Acquisition of finance receivables, net of
  buybacks                                            (100,266)    (51,365)
 Collections applied to principal on finance
  receivables                                           51,244      38,595
 Company acquisitions, net of cash acquired            (22,500)          -
 Contingent payment made for acquisition                  (100)       (100)
                                                    ----------  ----------

         Net cash used in investing activities         (73,328)    (13,699)
                                                    ----------  ----------

Cash flows from financing activities:
 Proceeds from exercise of options                           -          84
 Income tax benefit/(shortfall) from share-based
  compensation                                              22          (9)
 Proceeds from line of credit                           70,500      15,000
 Principal payments on line of credit                  (93,500)    (17,000)
 Proceeds from offering, net of offering costs          71,688           -
 Proceeds from long-term debt                                -       2,036
 Principal payments on long-term debt                     (165)        (53)
 Principal payments on capital lease obligations             -          (5)
                                                    ----------  ----------

         Net cash provided by financing activities      48,545          53
                                                    ----------  ----------

         Net increase in cash and cash equivalents       2,741       2,648

Cash and cash equivalents, beginning of period          20,265      13,901
                                                    ----------  ----------

Cash and cash equivalents, end of period            $   23,006  $   16,549
                                                    ==========  ==========
Supplemental disclosure of cash flow information:
 Cash paid for interest                             $    2,151  $    2,069
 Cash paid for income taxes                         $       61  $        1

Noncash investing and financing activities:
 Net unrealized change in fair value of derivative
  instrument                                        $     (108) $     (451)

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com